Exhibit 99.1
Keros Therapeutics Announces Pricing of Public Offering of Common Stock

Lexington, Massachusetts – November 12, 2020 – Keros Therapeutics, Inc. (“Keros”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological and musculoskeletal disorders with high unmet medical need, today announced the pricing of its public offering of 2,600,000 shares of common stock at a price to the public of $50.00 per share. The gross proceeds to Keros from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $130.0 million. All securities in the offering are being offered by Keros. In addition, Keros has granted the underwriters a 30-day option to purchase up to an additional 390,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. The offering is expected to close on November 17, 2020, subject to satisfaction of customary closing conditions.

Jefferies LLC, SVB Leerink LLC and Piper Sandler & Co. are acting as joint book-running managers for the offering. H.C. Wainwright & Co., LLC is acting as co-manager for the offering.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) and became effective on November 12, 2020. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the final prospectus relating to the offering, when available, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at Prospectus_Department@Jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at 1-800-808-7525, ext. 6132, or by email at syndicate@svbleerink.com; and Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924, or by e-mail at prospectus@psc.com.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematologic and musculoskeletal disorders with high unmet medical need. Keros is a leader in understanding the role of the transforming growth factor-Beta, or TGF-ß, family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of muscle and bone. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of anemia resulting from iron imbalance, as well as for the treatment of fibrodysplasia ossificans progressiva. Keros’ third product candidate, KER-012, is being developed for the treatment of disorders associated with bone loss, such as osteoporosis and osteogenesis imperfecta, and for the treatment of pulmonary arterial hypertension.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as

amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: the completion, timing and size of the proposed offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its lead product candidates, KER-050 and KER-047; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies; and risks relating to the impact on Keros' business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Keros’ Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2020, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Julia Balanova
jbalanova@soleburytrout.com
646-378-2936